UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
August 3, 2007
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously announced on July 25, 2007 and reported on Form 8-K, the Board of Directors of Lennox International Inc. (the “Company”) approved a new share repurchase plan for $500 million, pursuant to which the Company plans to repurchase shares of its common stock, par value $.01 per share, through open market-purchases (the “2007 Share Repurchase Plan”). The 2007 Share Repurchase Plan terminates and replaces the share repurchase plan approved by the Company’s Board in September 2005.
     In connection with the 2007 Share Repurchase Plan, on August 3, 2007, the Company entered into the Third Amendment to Second Amended and Restated Revolving Credit Facility Agreement (the “Credit Facility Amendment”) with Bank of America, N.A., as administrative agent, and the other lenders named therein. The Credit Facility Amendment amends certain financial covenants contained in the Second Amended and Restated Revolving Credit Facility Agreement to provide flexibility for the larger share repurchases under the 2007 Share Repurchase Plan.
     The Credit Facility Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment, which is incorporated by reference herein.
Item 8.01 Other Events.
     In connection with the 2007 Share Repurchase Plan, on August 3, 2007, the Company also entered into amendments to (1) its Note Purchase Agreements, each dated as of December 1, 1993 or April 3, 1998, between the Company and various private placement lenders and (2) a Master Shelf Agreement, dated as of October 15, 1999, between the Company and The Prudential Insurance Company of America. The amendments amend certain financial covenants contained in these agreements to provide flexibility for the larger share repurchases under the 2007 Share Repurchase Plan.
     On August 3, 2007, the Company entered into a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”), to facilitate share repurchases under the 2007 Share Repurchase Plan. The 10b5-1 Plan becomes effective on September 4, 2007 and terminates on February 8, 2008.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Third Amendment to Second Amended and Restated Revolving Credit Agreement, dated August 3, 2007, among Lennox International Inc., Bank of America, N.A., as administrative agent, and the lenders named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: August 3, 2007	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

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